ARTHUR
                                    ANDERSEN


September 24, 1998                                 Arthur Andersen LLP
                                                   Suite 4500
                                                   201 St. Charles Avenue
                                                   New Orleans LA 70170-4500
                                                   504 581 5454

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated September 17, 1998 of Pacesetter Ostrich Farm, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

ARTHUR ANDERSEN LLP


By: /s/ Sean G. Daly
    ----------------------
    Sean G. Daly


Copy to: Walter Reid Green, Jr.
         Pacesetter Ostrich Farm, Inc.